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                                                                    EXHIBIT 10.6

                              FIRST AMENDMENT TO
                           INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the "First Amendment") is the first amendment to the INDEMNIFICATION AGREEMENT dated as of ______ (the "Indemnification Agreement") by and between Tucker Properties Corporation ("TPC"), a Maryland corporation, and [name of director] (the "Indemnitee").

WHEREAS, TPC has entered into that certain Agreement and Plan of Merger dated October __, 1995 (the "Merger Agreement") with Bradley Real Estate, Inc. ("Bradley"), a Maryland corporation, pursuant to which TPC will merge with and into Bradley at the Effective Time (the "Merger," and the surviving corporation of such merger being the "Surviving Corporation");

WHEREAS, TPC and Bradley have agreed that, subject to the consummation of the Merger, the Surviving Corporation shall have the obligation to indemnify certain individuals, and be subject to the rights of those individuals to be indemnified, as set forth in Section 7.12 of the Merger Agreement;

WHEREAS, TPC and Bradley deem it desirable that the Indemnification Agreement be amended by this First Amendment, effective as of the Effective Time, to reflect those indemnification rights and obligations set forth in Section 7.12 of the Merger Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and in the Merger Agreement, and subject to the consummation of the Merger, TPC and the Indemnitee hereby agree that the Indemnification Agreement is hereby amended as follows:

     1.   Indemnification Agreement Remains in Effect.  Except as expressly set
          -------------------------------------------
forth herein, the Indemnification Agreement shall remain in full force and effect.

     2.   Certain Provisions of the Merger Agreement.  The provisions of Section
          ------------------------------------------
7.12 of the Merger Agreement are hereby incorporated by reference and made a part of this First Amendment and the Indemnification Agreement, as amended. If there is a conflict between the provisions of Section 7.12 of the Merger Agreement, and either the First Amendment or the Indemnification Agreement, the provisions of such Section 7.12 shall be given precedence but only to the extent that such provisions expressly provide the treatment to be given to any matter in which there is a conflict.

     3.   References to TPC.  All references to TPC in the Indemnification
          -----------------
Agreement shall hereafter be deemed to refer to the Surviving Corporation.

     4.   Deletion of the Definition of Change in Control.  Paragraph 1(A) of
          -----------------------------------------------
the Indemnification Agreement is hereby deleted in its entirety.

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     5.   Deletion of the Definition of Independent Counsel.  Paragraph 1(F) of
          -------------------------------------------------
the Indemnification Agreement is hereby deleted in its entirety.

     6.   Determination of Entitlement to Indemnification.  Paragraph 6(B) of
          -----------------------------------------------
the Indemnification Agreement is hereby amended by deleting the paragraph in its entirety and substituting therefor the following:

     (B) Upon such written request pursuant to subparagraph 6(A), a determination with respect to the Indemnitee's entitlement thereto shall be made by (x) Sidley & Austin or (y) in the event Sidley & Austin shall not be available to make such determination, then Skadden Arps Slate Meagher & Flom; or (z) in the event that neither Sidley & Austin nor Skadden Arps Slate Meagher & Flom shall be available to make such determination, then Kirkland & Ellis; or (aa) in the event that none of Sidley & Austin, Skadden Arps Slate Meagher & Flom or Kirkland & Ellis shall be available to make such determination, then O'Melveny & Myers.

     7.   Deletion of Procedures for Selection of Independent Counsel.
          -----------------------------------------------------------
Paragraph 6(D) of the Indemnification Agreement is hereby deleted in its entirety.

     8.   Deletion of Sixty Day Limit for Determining Entitlement to be
          -------------------------------------------------------------
Indemnified. Paragraph 7(B) is hereby deleted in its entirety.
-----------

     9.   Deletion of Obligation to Establish a Trust Upon a Change in Control.
          --------------------------------------------------------------------
As long as Bradley has complied with Section 7.12(c) of the Merger Agreement as of the Effective Time, Paragraph 9 is hereby deleted in its entirety and shall be null and void and have no effect.

     10.  Deletion of Provision Regarding Effect of Insurance.  Paragraph 10(B)
          ---------------------------------------------------
is hereby deleted in its entirety.

     11.  Amendment of Provision Regarding Notices.  Paragraph 17 of the
          ----------------------------------------
Indemnification Agreement is hereby amended by deleting the provision with respect to notices to be sent to the Indemnitee, and the provision with respect to notices to be sent to TPC and substituting therefor the following:

     If to the Indemnitee, to:

          [Name of Director]
          [Address]

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     With copies to:

          Errol R. Halperin, Esq.
          Rudnick & Wolfe
          203 North LaSalle Street
          Chicago, IL 60601

          Edward J. Schneidman, Esq.
          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, IL 60603

     If to Bradley, to:

          Bradley Real Estate, Inc.
          250 Boylston Street
          Boston, MA 02116

     With a copy to:

          Joseph L. Johnson III, Esq.
          Goodwin, Procter & Hoar
          Exchange Place
          Boston, MA 02116

     12.  Defined Terms.  Capitalized terms used but not defined herein shall
          -------------
have the meaning set forth in the Merger Agreement.

     13.  Effective Date of this First Amendment.  This First Amendment shall
          --------------------------------------
become effective on and as of the Effective Time. If for any reason the Merger Agreement is terminated or the Merger is not consummated as contemplated in the Merger Agreement, this First Amendment shall be null and void ab initio.

     14.  Governing Law.  The parties agree and acknowledge that this First
          -------------
Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

     15.  Counterparts.  This First Amendment may be executed in one or more
          ------------
counterparts all of which shall be considered one and the same amendment and each of which shall be deemed to be an original.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of
____________________, 1995.


                                    TUCKER PROPERTIES CORPORATION


                                    By: ___________________________________
                                        Kenneth L. Tucker
                                        Chairman of the Board and President



                                    INDEMNITEE


                                    ____________________________________
                                    [NAME]

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